UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   March 19, 2012

NOVA MINING CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	333-136663	45-2753483
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2903 ½ Frank Gay Rd. Marcellus, New York	13108
(Address of principal executive offices)	(Zip Code)

(315) 560-5505

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Resignation of Officers

On March 19, 2012, Carmen Joseph Carbona resigned from his position as President of Nova Mining Corp.. (the “Company”), effective as of 5:00 PM New York time on March 19, 2012.  His resignation was not the result of any disagreements with the Company on any matter relating to the Company’s operations, policies or practices.  A copy of Mr. Carbona’s resignation letter is attached hereto as Exhibit 17.1 and incorporated herein in its entirety by reference.

On March 19, 2012, the Board of Directors of the Company (the “Board”) agreed by unanimous written consent to appoint Duncan Bain as President and Chief Financial Officer of the Company, effective as of 5:01 PM New York time on March 19, 2012.

On March 19, 2012, the Board of the Company agreed by unanimous written consent to appoint Carmen Joseph Carbona as Chairman of the Company, effective as of 5:01 PM New York time on March 19, 2012.

Item 9.01 Financial Statement and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
17.1	Resignation letter of Carmen Joseph Carbona as of March 19, 2012.
10.01	Employment Agreement between Nova Mining Corp. and Duncan Bain dated March 19, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 30, 2012	By:	/s/ Duncan Bain
	Name:	Duncan Bain
	Title:	President

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